EXHIBIT 10.26

                              CONSULTING AGREEMENT

         This Agreement is entered into as of the 1st day of August, 1997, by and between Angeion Corporation, 3650 Annapolis Lane, Suite 170, Minneapolis, Minnesota 55447-5434, a Minnesota corporation and ELA Medical, 98-100 rue Maurice Arnoux, 92120 Montrouge, France (the "Companies") and Dennis Sellke, 5480 Covington Road, Shorewood, MN 55441 ("Consultant")

         WHEREAS, the Companies design, develop, manufacture and distribute medical devices for the treatment of cardiac dysrhythmias and provide related services; and are currently negotiating a potential Joint Venture between them; and

         WHEREAS, the Companies desire to engage Consultant for the purpose of providing certain services to the Companies during the term of this Agreement; and

         WHEREAS, Consultant has represented that it has the knowledge, experience and expertise necessary to effectively provide such services to the Companies.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained below, the parties agree as follows:

         1. Engagement. Upon the terms and subject to the conditions of this Agreement, the Companies hereby engage Consultant, and Consultant hereby accepts such engagement, as an independent contractor to use its best efforts to consult with, provide services to and advise the Companies with respect to the matters described in Exhibit A, which Exhibit may be amended from time to time by the parties.

         2. Status as Independent Contractor. Consultant's relationship with the Companies under this Agreement shall be exclusively that of an independent contractor. In no event shall Consultant claim to be or be deemed to be an employee of the Companies. Consultant shall have exclusive control over the manner and means of the performance of all services under this Agreement. Consultant specifically agrees (a) to conduct itself strictly as an independent contractor under this Agreement with respect to the Companies, (b) to comply with all applicable laws, rules and regulations, including without limitation those governing workmen's compensation and unemployment insurance and payment of federal and state income taxes, self-employment taxes, estimated taxes, sales, use and service taxes, and all other federal, state, local and foreign taxes of any nature imposed with respect to any services under this Agreement or payments therefor and that Consultant shall not be entitled to any of the benefits that the Companies provide to its employees.

         3. Scope of Authority. Unless specifically authorized in writing by the Companies, Consultant shall have no authority to act on behalf of the Companies (except by providing the services described in Exhibit A) or to bind the Companies by any promise or representation.


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         4. Term. This engagement shall continue in effect from the date of this
Agreement and shall terminate on January 31, 1998, unless sooner terminated in accordance with section 8. Consultant's engagement hereunder may only be continued and extended thereafter pursuant to a written agreement executed by the Companies.

         5. Compensation; Expenses.

         (a) For the services described herein, the Companies shall each pay Consultant compensation as set forth on Exhibit A.

         (b) The Companies shall reimburse Consultant for all expenses incurred by Consultant in performing services hereunder which are approved in writing by the Companies in advance in accordance with the policies and procedures of the Companies. Consultant shall be solely responsible for, and shall hold the Companies harmless from, all other costs and expenses incurred by Consultant.

         (c) Unless otherwise set forth in Exhibit A, Consultant shall invoice each of the Companies on a monthly basis for time and expenses incurred during the previous month and shall provide documentation of expenses satisfactory to the Companies. Payment of fees and reimbursement for expenses shall be made within thirty (30) days of receipt from Consultant of an itemized monthly invoice and shall be made in the manner set forth in Exhibit A.

         6. Confidential Information. Consultant has executed separate Confidentiality Agreements with each Company and said Agreements shall continue in force and effect during the term of this Consulting Agreement and thereafter as called for in said Agreements.

         7. No Violation of Other Agreements. Consultant hereby represents and warrants that neither Consultant's entering into this Agreement nor Consultant's carrying out of the provisions of this Agreement will (i) violate any other agreement, oral or written, to which Consultant is a party or by which Consultant is bound or (ii) conflict with any relationships or duties Consultant performs for other parties. Without limiting the foregoing, Consultant agrees that at no time shall Consultant utilize any trade secrets or other intellectual property of any third party while performing services hereunder. The parties understand that Consultant is a member of Angeion's Board of Directors and likely will continue in that capacity during the term of this Agreement.

         8. Termination. Any party may terminate this Agreement at any time and for any reason, with or without cause, by giving 30 days' advance written notice to the other parties. Upon termination Consultant shall provide Companies with the results of Consultant's work as of the date of termination. Consultant shall be paid by Companies up through the date of termination.


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         9. Governing Law. This Agreement shall be construed in accordance with, and any dispute or controversy arising from any breach or asserted breach of this Agreement shall be governed by, the laws of the State of Minnesota.

         10. Arbitration.

         (a) Any dispute or controversy arising out of or relating to this Agreement, whether during or after its term, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as hereinafter modified: (i) any notice initiating arbitration shall be filed at the Regional Office of the AAA in Minneapolis, Minnesota; (ii) the arbitration shall be held in Minneapolis, Minnesota; (iii) the arbitration panel shall consist of one arbitrator appointed by mutual agreement of the parties or, should the parties fail to so agree within 45 days after service of the notice of arbitration, one arbitrator appointed by the AAA; (iv) pre-hearing discovery by each party shall be limited to five depositions, twenty-five interrogatories and receipt of copies of all documents of the other party relating to the dispute; (v) the arbitrator shall have authority, at the Companies' request with regard to the provisions of section 6 to order a party to take or refrain from taking actions in breach of this Agreement.

         (b) Notwithstanding the foregoing, nothing in this section shall prevent the Companies from seeking injunctive relief against Consultant from any judicial or administrative authority of competent jurisdiction pending the resolution of a dispute or controversy by arbitration to enjoin Consultant from breaching any provision of this Agreement.

         11. Entire Agreement. This Agreement, together with Exhibit A attached hereto and incorporated as an integral part hereof, constitutes the entire agreement and understanding between the Companies and Consultant with respect to the subject matter hereof and supersedes all previous proposals, oral or written, and all previous negotiations, conversations or discussions between the parties related to this Agreement. Consultant acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.

         12. Severability. Each section and provision of this Agreement shall be considered severable and any invalidity of any provision shall not render invalid or impair to any extent any other section or provisions hereof.

         13. Notices. All notices, requests, demands, instructions and other communications hereunder shall be in writing, shall refer specifically to this Agreement and shall be deemed effective if delivered by hand, mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by express delivery service to the other party at the address set forth below or at such other address as is furnished by written notice to such other party from time to time:


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


To the Companies:                                              To Consultant:
Angeion Corporation               ELA Medical                  Dennis Sellke
3650 Annapolis Lane, Suite 170    98-100 rue Maurice Arnoux    5480 Covington Road
Minneapolis, MN  55447-5434       92120 Montrouge              Shorewood MN 55331
U.S.A.                            France                       U.S.A.
Attn.: Chief Executive Officer    Attn.:  President

All notices shall be deemed given on the date on which delivered or, if mailed, on the date postmarked.

         14. Amendment, Waiver. No provision in this Agreement may be altered, amended, modified, waived or discharged in any way whatsoever except by written agreement executed by all parties. No delay or failure of either party to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall constitute a waiver or a relinquishment of such rights or remedies or any other rights or remedies hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

/s/                               /s/                          /s/ Dennis Sellke
____________________              _____________________        _____________________
Angeion Corporation               ELA Medical                  Consultant


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                                    EXHIBIT A

                      SERVICES, PROJECT DATES, COMPENSATION

         1. - Business Plan Development for potential Joint Venture.

            - Strategic Marketing Services as requested.

            - Other related services as requested.

         2. The Companies each shall pay consultant $7,710 per month. Reimbursement of expenses specific to the potential Joint Venture shall be shared 50/50 between the Companies. Consultant shall split expenses specific to the potential Joint Venture between the two invoices. Expenses for international travel must be approved in advance by both Companies. Expenses for international travel requested and approved by only one Company shall be billed to and paid by said Company.